Exhibit 10.15

KEY
RAILROAD

DEVELOPMENT, LLC.

DIVISION OF KEY ENGINEERING GROUP, LTD.

ENGINEERING • CIVIL ARCHITECH • COMPLIANCE

W66 N215 Commerce Court
Cedarburg, Wisconsin  53012
(262) 375-4750
(800) 645-7365
Fax (262) 375-9680

July 21, 2003

Ms. Suzanne Wendt
United Wisconsin Grain Producers
	Post Office Box 247	Via Fax: (920) 348-5009
	Friesland, Wisconsin 53935-0247	and First Class Mail

Reference:	Change Order Request No. 1 Addendum
United Wisconsin Grain Producers
County Trunk EF and State Highway 33
Friesland, Wisconsin
KEY ENGINEERING GROUP, LTD.
File No. R1203003

Dear Ms. Wendt:

Key Railroad Development, LLC (KEY Rail) is submitting this change order request addendum of our contract, dated January 27, 2003, to include engineering services for funding through a Wisconsin Department of Transportation (WDOT), Transportation Economic Assistance (TEA) Grant.  United Wisconsin Grain Producers (UWGP) is interested in applying for a TEA Grant which may fund up to 50% of the project costs relating to transportation improvements.  This letter should be considered an addendum to KEY Rail’s April 2, 2003 Change Order Request No. 1.

The following paragraphs describe KEY Rail’s work scope, cost estimate, and project schedule to complete the project.

PROJECT SCOPE OF SERVICES

KEY Rail proposes to perform the following tasks under this change order request:

•           Task 5a – Bid Documents – Public Building

Additional Tasks

•           Task 7 – TEA Grand Application Completion

•           Task 8 – Easement Description

•           Task 9 – Bidding Assistance

EXISTING TASK MODIFICATIONS

Task 5a – Bid Documents – Public Bidding

KEY Rail will prepare bid documents for the construction of the track, discussed in Task 5 of the original contract dated January 27, 2003, to conform to the WDOT requirements covering a TEA Grant.  The bid documents will include the bid information (forms and directions), necessary construction plans and technical specifications for UWGP.  Since this will be a public bid, state wages and bidding and

CEDARBURG       •       RACINE       •       GREEN BAY

www.keyengineering.com

performance bonds will be required.  Upon bid document completion, KEY Rail will submit a copy to you, WDOT and the Union Pacific Railroad for final review and approval.  Upon receipt of comments, KEY Rail will finalize the bid documents.  It is our understanding the Fagen will provide the bid documents for grading, storm water structures, utility modifications and unloading/loading structures.

ADDITIONAL TASKS

Task 7 – TEA Grant Application Completion

KEY Rail will manage, prepare and complete the final TEA Grant Application.  This completion requires an engineering statement of the project description; a conceptual design and an opinion of probable construction costs.  This conceptual design has already been prepared.  KEY Rail will also compile information obtained from the Municipality and UWGP as part of this application.  KEY Rail will provide further assistance to include the Programmatic Environmental Report (PER) initial correspondence; and notice to Native American tribes.  Note, we have assumed that a simple PER is required with no complicating environmental or historical factors.  If a more rigorous environmental or historical assessment is required, KEY Rail will provide those additional services on a separate time and material basis.

KEY Rail will also attend the TEA Grant meeting to assist the Municipality and UWGP in the project discussions.  KEY Rail will assemble the completed TEA Grant application and forward a draft copy to WDOT, municipality and UWGP for review and comments.  Upon receipt of comments, KEY Rail will submit a final version of application for review and approval.  KEY Rail will also track the approval process and maintain correspondence with client.

Task 8 – Easement Description

KEY Rail will provide a legal description of the required easement onto the UWGP property for the proposed yard track.  The easement description will comply with the TEA Grant requirements and will be included by the WDOT Bureau of Railroad and Harbor as part of the contract agreements.  The cost to provide this easement assumes that UWGP will provide KEY Rail with a legal description and current boundary survey of the property on which the yard track will be located.

Task 9 – Bidding Assistance

KEY Rail will assist the municipality with the bidding process including incorporating the municipality’s specific contract requirements for the bid package.  The requirements include project advertising; insurance and bonding; monitoring of contractor bid questions; handling any necessary contract addenda, as necessary, and distributing accordingly; conducting the pre-construction meeting; working with the municipal attorney to review and finalize construction contracts; reviewing of bids and conducting bid recommendations; meeting with the Municipal Board to award the project; and issing final award, notice to proceed and contract distribution.

ESTIMATED PROJECT FEES

Existing Task Modifications
Task 5a – Bid Documents – Public Bidding	$2,000
Additional Tasks
Task 7 – TEA Grant Application Completion	$13,500
Task 8 – Easement Description
Task 9 – Bidding Assistance

Client

Accepted by:	Kevin Roche

Title:	President

Date:	7 – 7 – 03

Please call us at (262) 375-4750 should you have any questions regarding this proposal.

Sincerely,

KEY ENGINEERING GROUP, LTD.

D’Arcy J. Gravelle

Senior Project Manager

DIG/sef

Attachments:                        Standard Fee Schedule
General Conditions of Service